EXHIBIT 99.1

STRATA Skin Sciences Reports Fourth Quarter 2015 Financial Results

Proforma XTRAC recurring revenue growth of 16.1% in CY 2015
Achieved Positive Non-GAAP adjusted EBIDTA for second consecutive quarter

Horsham, PA, March 10, 2016 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company dedicated to developing and commercializing innovative products for the treatment and diagnosis of serious dermatological disorders, today reported financial results for the fourth quarter ended December 31, 2015. These results include the June 2015 acquisition of the XTRAC and VTRAC businesses.

As reported on January 5, 2016, the Company was rebranded to become STRATA Skin Sciences, Inc. to better reflect the breadth of products currently marketed and the expanded focus of the Company on applications in clinical dermatology. On June 22, 2015 STRATA acquired the XTRAC and VTRAC businesses from PhotoMedex, Inc.

Fourth Quarter and Recent Corporate Highlights

•	Fourth quarter recurring XTRAC revenue of $7.5 million, sequential growth of 6.4%.
•	Proforma YOY recurring XTRAC revenue growth of 16.1% as compared to and including periods prior to the June 22, 2015 acquisition.
•	Achieved positive Non-GAAP adjusted EBITDA for second consecutive quarter of operations.
•	Installed base of XTRAC systems in the U.S. expands to 718 systems placed, up from 620 at the end of the fourth quarter 2014.
•	Refinanced $10 million short-term bridge loan with $12 million long-term debt facility with interest only payments for the first 18 months.

The operating results of the Company for the three months ended December 31, 2015 include activity from the XTRAC and VTRAC businesses for the entire period. The operating results of the Company for the year ended December 31, 2015 include activity from the XTRAC and VTRAC businesses from June 23, 2015 through December 31, 2015. As a result of purchase accounting rules, the operating results of the XTRAC and VTRAC businesses for the three months and the year ended December 31, 2014 are not included in consolidated statements of operations, including revenue amounts discussed in this release, for the periods ended December 31, 2014.

Commenting on the fourth quarter, Michael R. Stewart, President and CEO of the Company stated: "The XTRAC business in the fourth quarter continues to make solid progress with increases in both recurring procedure revenues from utilization and our installed base of placed systems. Our total fourth quarter revenues of $9.5 million were up 13.9% sequentually from the third quarter 2015, and we generated positive Non-GAAP adjusted EBITDA of $0.5 million."

Mr. Stewart added: "The re-branding of the company to STRATA Skin Sciences, reflecting our commitment to serving the broader clinical dermatology market, has been well received by our customers, the broader dermatology marketplace and our employees."

Reported Financial Results
Revenues for the fourth quarter of 2015 were $9.5 million compared with revenues for the fourth quarter of 2014 of $0.4 million.

Net loss for the fourth quarter of 2015 was $0.6 million or ($0.06) per share, which included other income of $2.5 million for the change in fair value of warrant liability, $1.5 million in interest expense; $1.7 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with net loss attributable to common shareholders for the fourth quarter of 2014 of $6.4 million or ($1.09) per share, which included a deemed dividend of $1.9 million, other income of $1.0 million for the change in fair value of warrant liability, $1.8 million in interest expense and $0.4 million in depreciation and amortization expenses.

Revenues for the year 2015 were $18.5 million compared with revenues for the year 2014 of $0.9 million.

Net loss attributable to common shareholders for the year 2015 was $27.9 million or ($3.27) per share, which included a deemed dividend of $3.0 million, other income of $1.8 million for the change in fair value of warrant liability, $4.8 million in inventory obsolescence charges; $10.2 million in interest expense; $0.5 million in acquisition costs, $4.0 million in depreciation and amortization expenses and $0.1 million for income taxes. This compares with net loss attributable to common shareholders for the year 2014 of $16.0 million or ($3.03) per share, which included other income of $8.1 million for the change in fair value of warrant liability, $3.4 million in registration rights liquidated damages, $2.4 million in interest expense and $1.8 million in depreciation and amortization expenses.

As of December 31, 2015 the Company had cash, cash equivalents and short-term investments of $3.3 million, compared with $11.4 million of unrestricted cash as of December 31, 2014.

In order to provide information that is helpful to investors relating to the historical and current growth of the XTRAC recurring revenues, the Company is providing the following table, including information obtained from the predecessor company's disclosures of previous period results.

Q4 2015 Supplemental Proforma Financial Information
As of December 31, 2015, Q4 Earnings Report
(unaudited)

(dollar amounts in thousands)
	2014		2015
			Qtr. 1		Qtr. 2		Qtr. 3	Qtr. 4	YTD
XTRAC Recurring Revenue	$22,871	*	$5,376	*	$6,678	**	$7,032	$7,479	$26,565	***

*As reported by PhotoMedex, Inc.
**$104 reported by the Company; balance reported by PhotoMedex, Inc.
***$14,615 reported by the Company; balance reported by PhotoMedex, Inc.

Mr. Stewart stated: "The table above presents the results of the Company's recently acquired XTRAC recurring revenue business. The recurring business generated sequential growth of 6.4% in the fourth quarter and generated 2015 year-over-year growth of 16.1%.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with GAAP, the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014

Net loss as reported	$(593)	$(4,504)	$(24,947)	$(14,145)
Adjustments:
Depreciation and amortization expense	1,703	419	4,051	1,790
Interest expense, net	535	138	1,329	242
Non-cash interest expense	927	1,706	8,871	2,130
Income taxes	119	-	119	-

EBITDA	2,691	(2,241)	(10,577)	(9,983)

Stock-based compensation expense	270	(34)	1,753	413
Acquisition costs	-	-	456	-
Change in fair value of warrants	(2,493)	(952)	(1,814)	(8,103)
Registration rights liquidated charges	-	-	-	3,420
Impairment of property and equipment	-	-	920	-
Inventory obsolescence charges	-	1,084	4,818	1,084

Non-GAAP adjusted EBITDA	$468	$(2,143)	$(4,444)	$(13,169)

STRATA previously announced the scheduling of a conference call with investors to review the results of the Fourth quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Thursday, March 10
Time:	4:30pm Eastern Time
Toll Free:	888-337-8169
International:	719-325-2177
Passcode:	4193642
Webcast:	www.strataskinsciences.com

Replays, available through March 24, 2016

Toll Free:	877-870-5176
International:	858-384-5517
Replay PIN:	4193642

About STRATA Skin Sciences, Inc.
(www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company focused on the therapeutic and diagnostic dermatology market. Its products include the XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions, and the MelaFind® system used to assist in the identification and management of melanoma skin cancer.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, including the Company's ability to generate the anticipated revenue stream, the Company's ability to generate sufficient cash flow to fund the Company's ongoing operations beginning at any time in the future, and the Company's ability to build a leading franchise in medical dermatology, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Christina L. Allgeier, CFO	Bob Yedid
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3267	646-597-6989
callgeier@strataskin.com	Bob@LifeSciAdvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,303	$11,434
Restricted cash	15	-
Accounts receivable, net	4,068	220
Inventories, net	4,128	5,275
Other current assets	465	274
Property and equipment, net	13,851	1,961
Goodwill and other intangible assets	24,155	37
Other non-current assets, net	1,387	869
Total assets	$51,372	$20,070

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Long-term debt and other notes payable	$10,478	$-
Accounts payable and accrued current liabilities	6,607	2,144
Current portion of deferred revenues	173	43
Senior secured convertible debentures, net	10,804	5,001
Warrant liability	7,042	499
Other long-term liabilities	181	107
Stockholders' equity	16,087	12,276
Total liabilities and stockholders' equity	$51,372	$20,070

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014

Revenues	$9,480	$374	$18,495	$915

Cost of revenues	3,493	1,180	13,719	4,935

Gross profit (loss)	5,987	(806)	4,776	(4,020)

Operating expenses:
Engineering and product development	598	218	2,029	1,641
Selling and marketing	3,695	774	9,194	3,140
General and administrative	3,209	1,833	10,028	7,821
	7,502	2,825	21,251	12,602

Operating loss before other income (expense), net	(1,515)	(3,631)	(16,475)	(16,622)

Other income (expense), net:
Interest expense, net	(1,462)	(1,844)	(10,200)	(2,372)
Change in fair value of warrant liability	2,493	952	1,814	8,103
Registrations rights liquidated damages	-	-	-	(3,420)
Gain on sale of assets	-	-	-	16
Other (expense) income, net	10	19	33	150
	1,041	(873)	(8,353)	2,477

Loss before income taxes	(474)	(4,504)	(24,828)	(14,145)

Income tax expense	(119)	-	(119)	-

Net loss	(593)	(4,504)	(24,947)	(14,145)

Deemed dividend	-	(1,887)	(2,962)	(1,887)

Net loss attributable to common stockholders	$(593)	$(6,380)	$(27,909)	$(16,032)

Basic and diluted net loss per share	$(0.06)	$(1.09)	$(3.27)	$(3.03)

Shares used in computing basic and diluted net loss per share	10,147,066	5,852,348	8,536,699	5,295,929

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Year Ended December 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(24,947)	$(14,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,051	1,790
Stock-based compensation	1,753	413
Impairment of long-lived assets	920	-
Inventory write-offs	4,818	-
Amortization of debt discount	8,479	1,943
Amortization of deferred financing costs	391	191
Change in fair value of warrant liability	(1,814)	(8,103)
Other	139	36
Changes in operating assets and liabilities:
Current assets	(848)	691
Current liabilities	473	(525)
Net cash used in operating activities	(6,585)	(17,709)

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(1,689)	-
Acquisition costs, net of cash received	(42,500)	-
Other	(35)	17
Net cash (used in) provided by investing activities	(44,224)	17

Cash Flows From Financing Activities:
Proceeds from convertible debentures	32,500	15,000
Repayment of convertible debentures	(103)	-
Proceeds from term debt	10,500	-
Proceeds from credit facilities	-	11,458
Other financing activities	(227)	(1,115)
Net cash provided by financing activities	42,670	25,343

Effect of exchange rate changes on cash	8	-
Net (decrease)/increase in cash and cash equivalents	(8,131)	7,651
Cash and cash equivalents, beginning of period	11,434	3,783

Cash and cash equivalents, end of period	$3,303	$11,434

Supplemental information:
Cash paid for interest	$1,188	$116

Supplemental information of non-cash investing and financing activities:
Conversion of convertible preferred stock into common stock	$5,282	$513
Conversion of senior secured convertible debentures into common stock	$4,815	$1,589
Modification of warrants recorded as a deemed dividend	$2,962	$-
Beneficial conversion feature recorded as a deemed dividend	$-	$1,887
Exchange of series A convertible preferred stock for series B convertible preferred stock	$-	$12,300
Recognition of debt discount and beneficial conversion feature on long-term debt	$27,300	$10,353
Recognition of warrants issued in connection with financings	$2,958	$5,585
Reclassification of property and equipment to inventory, net	$107	$-
Reclassification of warrant liability from stockholders' equity	$(5,399)	$-
Recognition of warrants issued as debt discount	$321	$-
Proceeds of notes payable for prepaid insurance	$334	$-